CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports on General Minnesota Municipal Money Market Fund and General Municipal Money Market Fund dated January 5, 2000, which are incorporated by reference, in this Registration Statement (Form N-1A No. 2-77767) of General Municipal Money Market Funds, Inc.




                                      ERNST & YOUNG LLP

New York, New York
March 23, 2000